EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement of Joystar, Inc. on Form SB-2 of our Annual Report on Form 10-KSB for the years ended December 31, 2005 and 2004 dated March 17, 2006, and the unaudited financial statements on Form 10-QSB for the nine and three months ended September 30, 2006 and 2005 dated November 14, 2006.



Mendoza Berger & Company, LLP



                          /S/ Mendoza Berger & Company, LLP
                          ----------------------------------
                          Mendoza Berger & Company, LLP
                          Irvine, California
                          December 18, 2006